Exhibit 4.2

ENTERPRISE PRODUCTS OPERATING L.P.,
as Issuer
ENTERPRISE PRODUCTS PARTNERS L.P.,
as Parent Guarantor
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

EIGHTH SUPPLEMENTAL INDENTURE
Dated as of July 18, 2006
to
Indenture dated as of October 4, 2004

$300,000,000
8.375% FIXED/FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2066

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1	Definition of Terms	2
Section 1.2	Rules of Construction	8

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE LoTSSM

Section 2.1	Designation and Principal Amount	8
Section 2.2	Maturity	8
Section 2.3	Form	8
Section 2.4	Registrar and Paying Agent	9
Section 2.5	Transfer and Exchange	9
Section 2.6	Interest Rates; Payment of Principal and Interest	9

ARTICLE III

REDEMPTION OF THE LoTSSM

Section 3.1	Optional Redemption	10
Section 3.2	Certain Redemption Procedures	11
Section 3.3	No Sinking Fund	11

ARTICLE IV

DEFERRAL OF INTEREST

Section 4.1	Optional Deferral of Interest	11
Section 4.2	Notice of Deferrals	12

ARTICLE V

CERTAIN COVENANTS

Section 5.1	Covenants in Indenture	12
Section 5.2	Restricted Payments	12

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		Page
ARTICLE VI

SUBORDINATION

Section 6.1	Agreement to Subordinate	13
Section 6.2	Amendment and Restatement of Section 12.02 of the Base Indenture	13
Section 6.3	Amendment and Restatement of Section 12.03 of the Base Indenture	15

ARTICLE VII

GUARANTEE OF THE LoTSSM

Section 7.1	Guarantee of the LoTSSM	17
Section 7.2	Subordination of Guarantee	17

ARTICLE VIII

APPLICABILITY OF DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1	Applicability of Defeasance and Covenant Defeasance	17

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE AND HOLDERS OF LoTSSM

Section 9.1	Amendment and Restatement of Section 6.01 of the Base Indenture	18

ARTICLE X

MISCELLANEOUS

Section 10.1	Ratification of Base Indenture	19
Section 10.2	No Recourse to General Partner	19
Section 10.3	Separateness	19
Section 10.4	Trustee Not Responsible for Recitals	20
Section 10.5	Governing Law	20
Section 10.6	Time is of the Essence	20
Section 10.7	Separability	20
Section 10.8	Treatment of LoTSSM	20
Section 10.9	Counterparts	20
Section 10.10	Withholding	20

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          THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of July 18, 2006 (this “Eighth Supplemental Indenture”), is among (i) Enterprise Products Operating L.P., a Delaware limited partnership (the “Company”), (ii) Enterprise Products Partners L.P., a Delaware limited partnership (the “Parent Guarantor”), and (iii) Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company and the Parent Guarantor have executed and delivered to the Trustee an Indenture, dated as of October 4, 2004 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debentures, notes, bonds, or other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount (the “Debt Securities”), and the guarantee by each Guarantor of the Debt Securities;
          WHEREAS, on or before the date hereof the Company has issued other series of Debt Securities pursuant to previous supplements to the Base Indenture;
          WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Base Indenture and this Eighth Supplemental Indenture a new series of Debt Securities designated the “8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066” (the “LoTSSM”), all of such LoTSSM to be guaranteed by the Parent Guarantor as provided in Article XIV of the Indenture (as hereinafter defined) and Article VII of this Eighth Supplemental Indenture;
          WHEREAS, the Company desires to cause the issuance of the LoTSSM pursuant to Sections 2.01 and 2.03 of the Indenture, which sections permit the execution of indentures supplemental thereto to establish the form and terms of Debt Securities of any series, and offer such LoTSSM to the underwriters named in Schedule I to the Underwriting Agreement dated July 13, 2006 among the Company, the Parent Guarantor, the General Partner, and the general partner of the Parent Guarantor in an aggregate principal amount of $300,000,000 on the terms and conditions set forth therein;
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Parent Guarantor have requested that the Trustee join in the execution of this Eighth Supplemental Indenture to establish the form and terms of the LoTSSM; and
          WHEREAS, all things necessary have been done to make the LoTSSM, when executed by the Company and authenticated and delivered hereunder and under the Indenture and duly issued by the Company, and the guarantee thereof by the Parent Guarantor, when the Notation of Guarantee affixed to the LoTSSM has been executed by the Parent Guarantor, the valid obligations of the Company and the Parent Guarantor, respectively, and to make this Eighth Supplemental Indenture a valid agreement of the Company and the Parent Guarantor enforceable in accordance with its terms;

          NOW, THEREFORE, the Company, the Parent Guarantor, and the Trustee hereby agree that the following provisions shall amend and supplement the Base Indenture:
ARTICLE I
DEFINITIONS
          Section 1.1 Definition of Terms. Unless the context otherwise requires:
          (a) a term defined in the Indenture has the same meaning when used in this Eighth Supplemental Indenture; provided, however, that, where a term is defined both in this Eighth Supplemental Indenture and in the Indenture, the meaning given to such term in this Eighth Supplemental Indenture shall control for purposes of this Eighth Supplemental Indenture and, in respect of the LoTSSM, but not any other series of Debt Securities, the Indenture;
          (b) a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout this Eighth Supplemental Indenture and, in respect of the LoTSSM, but not any other series of Debt Securities, the Indenture;
          (c) any term used herein which is defined in the TIA, either directly or by reference therein, has the meanings assigned to it therein; and
          (d) the following terms have the following respective meanings:
          “3-month LIBOR Rate” means, for each Quarterly Interest Period during the Floating Rate Period, the interest rate per annum shown on Telerate Page 3750 at or about 11:00 a.m., London time, on the second London Banking Day (the “LIBOR Determination Date”) preceding the first day of such Quarterly Interest Period (the “Reset Date”) for deposits in U.S. dollars with a maturity of three months and commencing on the Reset Date. If such rate does not appear on that page or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, the 3-month LIBOR Rate shall be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the LIBOR Determination Date, at which U.S. dollar deposits with a maturity of three months in an amount determined by the Calculation Agent as representative of a single transaction in the relevant market and at the relevant time are offered by four major banks in the London interbank market (“Reference Banks”) selected by the Calculation Agent to prime banks in the London interbank market for the Quarterly Interest Period commencing on the Reset Date. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided as requested, the 3-month LIBOR Rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-month LIBOR Rate shall be the interest rate per annum equal to the average of the rates per annum quoted by three major banks in New York City or Charlotte, North Carolina selected by the Calculation Agent, at or about 11:00 a.m., New York City time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks in amounts that are representative of a single transaction in the relevant market and at the relevant time with a maturity corresponding to the Quarterly Interest Period commencing on the Reset Date. If fewer than three New York City or Charlotte, North Carolina banks selected by the

Calculation Agent are quoting rates, the 3-month LIBOR Rate for the applicable Quarterly Interest Period will be the same as for the immediately preceding Quarterly Interest Period. If the Quarterly Interest Period does not correspond to a period for which rates are available, the 3-month LIBOR Rate will be determined through the use of straight-line interpolation by reference to two rates, the first rate to be determined by reference to the period of time for which rates are available next shorter than the length of such Quarterly Interest Period and the second to be determined by reference to the period of time for which rates are available next longer than the length of such Quarterly Interest Period.
          “Bankruptcy Event” means, with respect to any Person, that (a) such Person, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against such Person as debtor in an involuntary case; (ii) appoints a Custodian of such Person or a Custodian for all or substantially all of the property of such Person; or (iii) orders the liquidation of such Person, and, in the case of clauses (b)(i) through (b)(iii), the order or decree remains unstayed and in effect for 60 days.
          “Base Indenture” has the meaning set forth in the recitals of this Eighth Supplemental Indenture.
          “Book-Entry LoTSSM” has the meaning set forth in Section 2.3.
          “Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banks in Houston, Texas or New York, New York are authorized or required by law to close, or (c) a day on which the corporate trust office of the Trustee is closed for business.
          “Calculation Agent” means Wells Fargo Bank, National Association (and its successors).
          “Company” means the Person named as the “Company” in the preamble of this Eighth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life of the LoTSSM that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the LoTSSM; provided, however, that if no maturity is within three months (before or after) of the end of the Remaining Life, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Yield will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month.

          “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at or about 4:00 p.m. on the third Business Day preceding the Redemption Date, as set forth on “Telerate Page 500” (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.
          “Current Interest” means, on or prior to an Interest Payment Date, interest accrued on the principal amount of the LoTSSM at the Fixed Rate or the Floating Rate, as the case may be, since the immediately preceding Interest Payment Date. For the avoidance of doubt, Current Interest shall not include Deferred Interest.
          “Deferred Interest” means (a) interest the payment of which has been deferred pursuant to Section 4.1 plus (b) all interest accrued thereon since the due date thereof in accordance with Section 2.6(a) and 2.6(d).
          “Depositary,” means DTC or, if DTC shall have ceased performing such function, any other Person selected by the Company, so long as such successor or such Person, as the case may be, is registered as a clearing agency under the Exchange Act or other applicable statutes or regulations.
          “DTC” means The Depository Trust Company, New York, New York, or any successor thereto.
          “Eighth Supplemental Indenture” has the meaning set forth in the preamble hereto.
          “Fixed Rate” means 8.375% per annum.
          “Fixed Rate Period” means the period commencing on July 18, 2006 to, but not including, August 1, 2016.
          “Floating Rate” means, with respect to a Quarterly Interest Period, the 3-month LIBOR Rate for such Quarterly Interest Period plus 3.7075%.
          “Floating Rate Period” means the period commencing on August 1, 2016 through, but not including, August 1, 2066.
          “Guarantee” has the meaning given in Section 7.1.
          “Indenture” means the Base Indenture, as amended and supplemented by this Eighth Supplemental Indenture, including the form and terms of the LoTSSM as set forth herein, as the same shall be amended from time to time.
          “Independent Investment Banker” means any of Wachovia Capital Markets, LLC (and its successors) and Lehman Brothers Inc. (and its successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue or perform the other functions of the

Independent Investment Banker provided herein, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.
          “Interest” means, collectively, Current Interest and Deferred Interest.
          “Interest Payment Date” means a Quarterly Interest Payment Date during the Floating Rate Period and a Semi-Annual Interest Payment Date during the Fixed Rate Period.
          “Interest Period” means a Quarterly Interest Period or a Semi-Annual Interest Period, as the case may be.
          “LIBOR Determination Date” has the meaning set forth in the definition of “3-month LIBOR Rate.”
          “London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
          “LoTSSM” has the meaning set forth in the recitals of this Eighth Supplemental Indenture.
          “Make-Whole Optional Redemption Price” means, with respect to a Redemption Date, an amount equal to (a) all unpaid Interest to but not including such Redemption Date, plus (b) the greater of (i) 100% of the principal amount of the LoTSSM being redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the LoTSSM (exclusive of interest accrued to the Redemption Date) being redeemed during the Remaining Life, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus .50%. The Make-Whole Optional Redemption Price, calculated as provided herein, shall be calculated and certified to the Trustee and the Company by an Independent Investment Banker.
          “Optional Deferral” has the meaning set forth in Section 4.1(a).
          “Optional Deferral Period” means the period of time commencing on an Interest Payment Date with respect to which the Company has optionally deferred payment of Interest pursuant to Section 4.1(a) and ending upon the earlier of (a) the Interest Payment Date on which all Deferred Interest and Current Interest to such Interest Payment Date shall have been paid and (b) the first Interest Payment Date on which the Company shall have deferred payment of some or all of the Interest due on a number of consecutive Interest Payment Dates with respect to consecutive Interest Periods which, taken together as a single period, would exceed ten (10) consecutive years.
          “Optional Redemption Price” means, with respect to a Redemption Date, 100% of the principal amount of the LoTSSM being redeemed plus all unpaid Interest thereon to but not including such Redemption Date.

          “Parent Guarantor” means the Person named as the “Parent Guarantor” in the preamble of this Eighth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.
          “Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer.”
          “Quarterly Interest Payment Date” means each February 1, May 1, August 1, and November 1 during the Floating Rate Period, commencing November 1, 2016; provided, however, that if any such day is not Business Day, then the Quarterly Interest Payment Date shall be the immediately succeeding Business Day (except if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day).
          “Quarterly Interest Period” means each period commencing on a Quarterly Interest Payment Date and continuing to but not including the next succeeding Quarterly Interest Payment Date (except that the first Quarterly Interest Period will commence on August 1, 2016).
          “Reference Banks” has the meaning set forth in the definition of “3-month LIBOR Rate.”
          “Redemption Price” means, (a) in the case of redemption of the LoTSSM pursuant to Section 3.1(a), the Optional Redemption Price and (b) in the case of redemption of the LoTSSM pursuant to Section 3.1(b), the Make-Whole Optional Redemption Price.
          “Reference Treasury Dealer” means (a) Wachovia Capital Markets, LLC (and its successors) and (b) one other primary U.S. government securities dealer in New York, New York selected by the Independent Investment Banker (each, a “Primary Treasury Dealer”); provided, however, that if either of the foregoing is not a Primary Treasury Dealer at the time the Make-Whole Optional Redemption Price is being calculated hereunder, the Company will substitute therefor another Primary Treasury Dealer.
          “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the LoTSSM, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the LoTSSM (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or about 5:00 p.m., New York, New York time, on the third Business Day preceding such Redemption Date.
          “Remaining Life” means the period of time from the date on which the LoTSSM are redeemed to August 1, 2016.
          “Reset Date” has the meaning set forth in the definition of “3-month LIBOR Rate.”
          “Semi-Annual Interest Period” means each period commencing on a Semi-Annual Interest Payment Date and continuing to but not including the next succeeding Semi-Annual

Interest Payment Date (except that the first Semi-Annual Interest Period will begin on July 18, 2006.
          “Semi-Annual Interest Payment Date” means each February 1 and August 1 during the Fixed Rate Period, commencing February 1, 2007; provided, however, that if any such day is not Business Day, then the Semi-Annual Interest Payment Date shall be the immediately succeeding Business Day.
          “Senior Indebtedness” means, with respect to any Person, the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred: (a) (i) indebtedness of such Person for borrowed money; (ii) indebtedness of such Person evidenced by securities, bonds, notes, and debentures, including any of the same that are subordinated, issued under credit agreements, indentures or other similar instruments (other than this Eighth Supplemental Indenture) and other similar instruments, other than, in the case of the Company, the LoTSSM; (iii) obligations of such Person arising from or with respect to guarantees and direct credit substitutes, other than, in the case of the Parent Guarantor, the Parent Guarantor’s obligations under the Guarantee; (iv) obligations of such Person arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity, and foreign exchange contracts); (v) capital lease obligations of such Person; (vi) all of the obligations of such Person arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangements or similar credit transactions; (vii) operating leases of such Person (but only to the extent the terms of such leases expressly provide that the same constitute “Senior Indebtedness”); and (viii) guarantees by such Person of any indebtedness or obligations of others of the types described in clauses (i) through (vii) other than, in the case of the Parent Guarantor, the Guarantee and (b) any modifications, refundings, deferrals, renewals, or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor; provided, however, that Senior Indebtedness shall not include the obligations of such Person in respect of: (w) trade accounts payable of such Person; (x) any indebtedness incurred by such Person for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services; (y) any indebtedness or other obligation of such Person which by the terms of the instrument creating or evidencing it is expressly made equal in rank and payment with or subordinated to the LoTSSM or the Guarantee, as the case may be; and (z) indebtedness owed by such Person to its Subsidiaries.
          “Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those provided on such page on the date hereof).
          “Treasury Yield” means, with respect to any Redemption Date applicable to the LoTSSM, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

          “Trustee” means the Person named as the “Trustee” in the preamble of this Eighth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.
          Section 1.2 Rules of Construction. In addition to the Rules of Construction under Section 1.04 of the Indenture, the following provisions also shall be applied wherever appropriate herein:
          (a) any references herein to a particular Section, Article, or Exhibit means a Section or Article of, or an Exhibit to, this Eighth Supplemental Indenture unless otherwise expressly stated herein; and
          (b) the Exhibits attached hereto are incorporated herein by reference and shall be considered part of this Eighth Supplemental Indenture.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE LoTSSM
          Section 2.1 Designation and Principal Amount. There is hereby authorized a series of Debt Securities under the Indenture designated the “8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066,” limited in aggregate principal amount to $300,000,000, the amount of which shall be as set forth in any written order of the Company for the authentication and delivery of LoTSSM pursuant to Sections 2.04 and 2.05 of the Indenture. The LoTSSM shall be issued in denominations of $1,000 in principal amount and integral multiples thereof.
          Section 2.2 Maturity. The principal amount of the LoTSSM shall be payable on the maturity date of the LoTSSM, which is August 1, 2066.
          Section 2.3 Form. The LoTSSM and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A.
          The LoTSSM shall be issued only as Registered Securities. The LoTSSM shall be originally issued in the form of one or more Global Securities (the “Book-Entry LoTSSM”). Each of the Book-Entry LoTSSM shall represent such of the Outstanding LoTSSM as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding LoTSSM from time to time endorsed thereon and that the aggregate amount of Outstanding LoTSSM represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of Book-Entry LoTSSM to reflect the amount, or any increase or decrease in the amount, of Outstanding LoTSSM represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Book-Entry LoTSSM. The Company initially appoints DTC to act as Depositary with respect to the Book-Entry LoTSSM.

          Section 2.4 Registrar and Paying Agent. The Company initially appoints the Trustee as Registrar and paying agent with respect to the LoTSSM. The office or agency in the City and State of New York where the LoTSSM may be presented for registration of transfer or exchange and the Place of Payment for the LoTSSM shall initially be Wells Fargo Corporate Trust, c/o DTC 1st Floor, TADS Department, 55 Water Street, New York, New York 10041.
          Section 2.5 Transfer and Exchange. The transfer and exchange of Book-Entry LoTSSM or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.15 of the Indenture and the rules and procedures of the Depositary therefor.
          Section 2.6 Interest Rates; Payment of Principal and Interest.
          (a) Rates.
     (i) Interest during the Fixed Rate Period. During the Fixed Rate Period, (A) the outstanding principal amount of the LoTSSM and (B) to the extent permitted by applicable law, any Deferred Interest or overdue interest thereon will bear interest at a per annum rate equal to the Fixed Rate until the commencement of the Floating Rate Period or, if earlier, until the principal thereof and all Interest thereon is paid, compounded semi-annually and payable (subject to the provisions of Article IV) semi-annually, in arrears on each Semi-Annual Interest Payment Date.
     (ii) Interest during the Floating Rate Period. During the Floating Rate Period, (A) the outstanding principal amount of the LoTSSM and (B) to the extent permitted by applicable law, any Deferred Interest or overdue interest thereon will bear interest during each Quarterly Interest Period at a per annum rate equal to the applicable Floating Rate for such period, until the principal thereof and all Interest thereon is paid, compounded quarterly and payable (subject to the provisions of Article IV) quarterly in arrears on each Quarterly Interest Payment Date. The Calculation Agent will calculate the Floating Rate with respect to each Floating Rate Period and the amount of Interest payable on each Quarterly Interest Payment Date as promptly as practicable according to the appropriate method described herein. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee of the Floating Rate for the Floating Rate Period and the amount of Interest payable to each Holder on each Quarterly Interest Payment Date. The Floating Rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners and Holders of the LoTSSM, the Company and the Trustee.
          (b) Payment of Interest to Record Holders of the Book-Entry LoTSSM. Payments of principal of, premium, if any, and Interest due on the LoTSSM representing Book-Entry LoTSSM on any Interest Payment Date, upon redemption or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on the applicable maturity date, Redemption Date, or Interest Payment Date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next succeeding Business Day; provided, however, that, during the Floating Rate Period, if such next succeeding Business Day falls in the next succeeding calendar year, then such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the immediately preceding Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary. Other than in connection with the maturity or early redemption of the LoTSSM or in connection with payment of Defaulted Interest, Interest on the LoTSSM may be paid only on an Interest Payment Date. The regular record date for Interest payable on the LoTSSM on any Interest Payment Date during the Fixed Rate Period shall be the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date and during the Floating Rate Period shall be the January 15, April 15, July 15 or October 15, as the case may be, immediately preceding such Interest Payment Date.
          (c) The amount of Interest payable on any Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Interest payable on any Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the actual number of days elapsed. During the Floating Rate Period, the amount of Interest payable to any Holder of the LoTSSM on any Interest Payment Date will be computed by multiplying (i) the applicable Floating Rate in effect for the Quarterly Interest Period or portion thereof in respect of which the Interest payment is made by (ii) a fraction, (A) the numerator of which will be the actual number of days in such Quarterly Interest Period (or portion thereof) (determined by including the first day thereof and excluding the last day thereof) and (B) the denominator of which will be 360, and (iii) multiplying the product obtained thereby by the sum of (A) Outstanding principal amount of the LoTSSM held by such Holder and (B) the amount of any Deferred Interest then existing in respect of such LoTSSM held by such Holder on the first day of the related Interest Period.
          (d) To the extent permitted by applicable law, Interest not paid when due hereunder, including, without limitation, all Deferred Interest and overdue Interest, shall in accordance with Section 2.6(a), until paid, compound (i) semi-annually at the Fixed Rate on each Semi-Annual Interest Payment Date during the Fixed Rate Period and (ii) quarterly at the applicable Floating Rate on each Quarterly Interest Payment Date during the Floating Rate Period.
          (e) If the Company shall make a partial payment of Interest on any Interest Payment Date, such payment shall, with respect to the LoTSSM, be applied, first, to Deferred Interest until all such Deferred Interest has been paid and, second, to any Current Interest.
          (f) To the extent that the provisions of this Section 2.6 are inconsistent with the provisions of Article II of the Indenture, the provisions of this Section 2.6 shall control.
ARTICLE III
REDEMPTION OF THE LoTSSM
          Section 3.1 Optional Redemption. Subject to the provisions of Article III of the Indenture, the Company shall have the option to redeem the LoTSSM for cash:
          (a) in whole or in part, at any time and from time to time prior to August 1, 2016, at the Make-Whole Optional Redemption Price; and

          (b) in whole or in part, at any time and from time to time on or after August 1, 2016, at the Optional Redemption Price.
          Section 3.2 Certain Redemption Procedures. LoTSSM called for optional redemption shall become due on the Redemption Date. Notices of optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the LoTSSM to be redeemed at its registered address. The notice of optional redemption for the LoTSSM will state, among other things, the amount of LoTSSM to be redeemed, the Redemption Date, the method of calculating such Redemption Price, and the place(s) that payment will be made upon presentation and surrender of LoTSSM to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Redemption Date with respect to any LoTSSM that have been called for optional redemption. If less than all the LoTSSM are redeemed at any time, the Trustee will select the LoTSSM to be redeemed on a pro rata basis or by any other method the Trustee deems fair and appropriate.
          The LoTSSM may be redeemed in part only in principal amounts that are integral multiples of $1,000.
          Section 3.3 No Sinking Fund. The LoTSSM will not be entitled to the benefit of any sinking fund.
ARTICLE IV
DEFERRAL OF INTEREST
          Section 4.1 Optional Deferral of Interest.
          (a) The Company shall have the right, at any time and from time to time during the term of the LoTSSM, to elect to defer payment of all or any portion of any Current Interest and/or Deferred Interest otherwise due on the LoTSSM on any Interest Payment Date (“Optional Deferral”); provided, however, that the Company may not (i) elect to defer payment of Interest if an Event of Default has occurred and is continuing as of the date of the Company’s notice of its election to the Trustee, (ii) elect to defer payment of any Interest otherwise due on any Interest Payment Date if the Company has deferred payment of some or all of the Interest due on a number of consecutive Interest Payment Dates with respect to a number of consecutive Interest Periods which, taken together as a single period, would exceed ten (10) consecutive years, or (iii) elect to defer payment of any Interest due on the maturity date of the LoTSSM, or, with respect to any LoTSSM being redeemed, on the Redemption Date for such LoTSSM. No Interest on the LoTSSM shall be due and payable on any Interest Payment Date during an Optional Deferral Period; however, Interest shall accrue on the LoTSSM during such period in accordance with Sections 2.6(a) and 2.6(d).
          (b) Following the termination of an Optional Deferral Period pursuant to clause (a) of the definition of Optional Deferral Period, the Company may again elect pursuant to Section 4.1(a) to make an Optional Deferral of Interest.

          (c) On the Interest Payment Date on which the Company desires to terminate an Optional Deferral Period, the Company shall pay all Deferred Interest and Current Interest due on such Interest Payment Date. Such Interest shall be payable to the Holders of the LoTSSM in whose names the LoTSSM are registered in the Debt Security Register for the LoTSSM on the record date with respect to such Interest Payment Date.
          Section 4.2 Notice of Deferrals.
          (a) The Company shall give written notice to the Trustee of any election of an Optional Deferral pursuant to Section 4.1 not fewer than ten (10) nor more than sixty (60) Business Days prior to the applicable Interest Payment Date for which Interest on the LoTSSM will be deferred, other than an Optional Deferral in the circumstances described in Section 4.2(b). The Trustee shall forward such written notice promptly to each Holder of the LoTSSM.
          (b) In the case of an election of an Optional Deferral pursuant to Section 4.1 when the Company or the Parent Guarantor would be prohibited pursuant to Section 12.03 of the Indenture from paying Interest on the LoTSSM, the Company shall give written notice to the Trustee of such election of an Optional Deferral not later than the time monies in respect of the Interest payment on the applicable Interest Payment Date must be made available to the Trustee pursuant to Section 2.6(b) hereof. The Trustee shall forward such written notice promptly to each Holder of the LoTSSM.
ARTICLE V
CERTAIN COVENANTS
          Section 5.1 Covenants in Indenture. Holders of the LoTSSM shall not have the benefit of and shall not be entitled to enforce the covenants contained in Sections 4.12 and 4.13 of the Indenture.
          Section 5.2 Restricted Payments.
          (a) Unless each of the following conditions has been satisfied:
     (1) all unpaid Deferred Interest on the LoTSSM has been paid in full as of the most recent Interest Payment Date;
     (2) no Event of Default has occurred and is continuing; and
     (3) the Parent Guarantor is not in default of its obligations under the Guarantee;
then, subject to Section 5.2(b), (i) the Company and the Parent Guarantor will not declare or make any distributions with respect to, or redeem, purchase, or make a liquidation payment with respect to, any of their respective equity securities and (ii) the Company and the Parent Guarantor will not, and will cause their respective Subsidiaries not to (A) make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any of the Company’s debt securities (including securities similar to LoTSSM) that contractually rank equally with or junior to the LoTSSM or (B) make any guarantee payments with respect to the securities described in clause (ii)(A) of this subsection (a).
          (b) Notwithstanding the provisions of Section 5.2(a), the Company, the Parent Guarantor and any of their respective Subsidiaries may take any of the following actions at any time, including during an Optional Deferral Period: (i) make any distribution, redemption, liquidation, interest, principal, or guarantee payment in the form of their respective equity securities; (ii) make any regularly scheduled distribution payments declared prior to the occurrence of the relevant event described in paragraphs (1) through (3) of Section 5.2(a) or the commencement of such Optional Deferral Period; (iii) make any repurchases, redemptions, or other acquisitions of their respective equity securities in connection with any employee benefit plans or any other contractual obligation entered into prior to the occurrence of the relevant event described in paragraphs (1) through (3) of Section 5.2(a) or the commencement of such Optional Deferral Period; (iv) make payments under (1) the LoTSSM and securities similar to the LoTSSM that are pari passu with the LoTSSM and (2) the Guarantee and similar guarantees associated with any instruments that are pari passu with the LoTSSM, in each case, so long as any such payments are made on a pro rata basis with the LoTSSM and the Guarantee, respectively; (v) make payments or distributions in connection with a reclassification of their respective equity securities, provided, however, that such reclassification does not result in the issuance of securities senior to the LoTSSM; and (vi) purchase fractional interests of their respective equity securities in connection with any split, reclassification, or similar transaction.
          (c) For the avoidance of doubt, nothing contained herein shall prevent the Company or the Parent Guarantor from issuing any other securities, whether senior to, pari passu with or subordinated to the LoTSSM, including securities having covenants and provisions the same as or similar to those applicable to the LoTSSM.
ARTICLE VI
SUBORDINATION
          Section 6.1 Agreement to Subordinate. The LoTSSM shall be subordinated to all Senior Indebtedness (as defined in this Eighth Supplemental Indenture) of the Company on the terms and subject to the conditions set forth in Article XII of the Indenture, and each Holder of LoTSSM issued hereunder by such Holder’s acceptance thereof acknowledges and agrees that all LoTSSM shall be issued subject to the provisions of this Article VI and such Article XII and that each Holder of LoTSSM, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The LoTSSM shall be “Subordinated Debt Securities” as such term is used in the Indenture, and, for purposes of the LoTSSM only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Company shall mean Senior Indebtedness of the Company as defined in this Eighth Supplemental Indenture.
          Section 6.2 Amendment and Restatement of Section 12.02 of the Base Indenture. For purposes of the LoTSSM only, and not for purposes of any other Debt Securities, Section 12.02 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

          Section 12.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
          (a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Subordinated Debt Securities of the Company shall be entitled to receive any payment of principal of, or premium, if any, or Interest on, the Subordinated Debt Securities; and
          (b) until the Senior Indebtedness of the Company is paid in full, any such distribution to which Holders of Subordinated Debt Securities would be entitled but for this Article XII shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that such Holders may receive securities representing partnership interests of the Company and any debt securities of the Company that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Subordinated Debt Securities of the Company.
Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:
          (a) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against such Guarantor in such bankruptcy proceeding) before Holders of Subordinated Debt Securities shall be entitled to receive, under such Guarantor’s guarantee of such Subordinated Debt Securities, any payment of principal of, or premium, if any, or interest on, the Subordinated Debt Securities; and
          (b) until the Senior Indebtedness of such Guarantor is paid in full, any such distribution to which Holders of Subordinated Debt Securities would be entitled under such Guarantor’s guarantee but for this Article XII shall be made to holders of Senior Indebtedness of such Guarantor as their interests may appear, except that such Holders may receive securities representing partnership interests of such Guarantor and any debt securities of such Guarantor that are subordinated to Senior Indebtedness of such Guarantor to at least the same extent as the guarantee of the Subordinated Debt Securities of such Guarantor.

          Section 6.3 Amendment and Restatement of Section 12.03 of the Base Indenture. For purposes of the LoTSSM only, and not for purposes of any other Debt Securities, Section 12.03 of the Base Indenture is hereby amended and restated in its entirety to read as follows:
          Section 12.03 Default on Senior Indebtedness. The Company may not pay the principal of, or premium, if any, or interest on, the Subordinated Debt Securities or make any deposit pursuant to Article XI and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.05, by the delivery of Subordinated Debt Securities by the Company to the Trustee pursuant to the first paragraph of Section 3.06) any Subordinated Debt Securities (collectively, “pay the Subordinated Debt Securities”) if (a) any principal, premium or interest in respect of Senior Indebtedness of the Company is not paid when due, including any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Subordinated Debt Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Company. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period, unless otherwise specified pursuant to Section 2.03 for the Subordinated Debt Securities of a series; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
          No Guarantor may make a payment or distribution in respect of its guarantee of any Subordinated Debt Securities (“make a guarantee payment on Subordinated Debt Securities”) if (a) any principal, premium or interest in respect of Senior Indebtedness of such Guarantor is not paid when due, including any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of such Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that such Guarantor may make a guarantee payment on the Subordinated Debt Securities without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of such Guarantor. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor may not make a guarantee payment on Subordinated Debt Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by such Guarantor and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Guarantor may resume payments under its guarantee of any Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period, unless otherwise specified pursuant to Section 2.03 for the Subordinated Debt Securities of a series; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
ARTICLE VII
GUARANTEE OF THE LoTSSM
          Section 7.1 Guarantee of the LoTSSM. In accordance with Article XIV of the Indenture, the LoTSSM, subject to Section 7.2, shall be fully, unconditionally and absolutely guaranteed by the Parent Guarantor (the “Guarantee”) and are hereby designated as entitled to the benefits of the Guarantee of the Parent Guarantor. Initially, there shall be no Subsidiary Guarantors.
          Section 7.2 Subordination of Guarantee. The obligations of the Parent Guarantor under the Guarantee shall be subordinated to all Senior Indebtedness (as defined in this Eighth Supplemental Indenture) of the Parent Guarantor on the terms and subject to the conditions set forth in Article XII of the Indenture, and each Holder of the LoTSSM issued hereunder by such Holder’s acceptance thereof, acknowledges and agrees that the Guarantee shall be issued subject to the provisions of this Section 7.2 and such Article XII and that each Holder of LoTSSM, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The Guarantee of the Parent Guarantor is a Guarantee of Subordinated Debt Securities, and, for purposes of the LoTSSM only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Parent Guarantor shall mean Senior Indebtedness, as defined in this Eighth Supplemental Indenture, of the Parent Guarantor.
ARTICLE VIII
APPLICABILITY OF DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.1 Applicability of Defeasance and Covenant Defeasance. The LoTSSM will be subject to satisfaction, defeasance and discharge pursuant to Article XI of the Indenture in accordance with the provisions of such Article.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE AND HOLDERS OF LoTSSM
          Section 9.1 Amendment and Restatement of Section 6.01 of the Base Indenture. For purposes of the LoTSSM only, and not for purposes of any other Debt Securities, Section 6.01 of the Base Indenture is hereby amended and restated in its entirety to read as follows:
          Section 6.01 Events of Default. If any one or more of the following shall have occurred and be continuing with respect to the LoTSSM (each of the following an “Event of Default”):
          (a) failure to pay principal on the LoTSSM when due;
          (b) failure to pay Interest on the LoTSSM when due and such default continues for thirty (30) days (it being understood that the deferral of Interest as permitted by Article IV is not a default in payment of Interest on the LoTSSM);
          (c) failure to pay Interest on the LoTSSM in full on the first Interest Payment Date that is more than a period of ten (10) consecutive years after the beginning of an Optional Deferral Period that has continued throughout such ten (10) consecutive year period and is continuing;
          (d) the occurrence of a Bankruptcy Event with respect to the Company or the Parent Guarantor; or
          (e) the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding;
then, and in each and every case that an Event of Default described in clause (a), (b), (c), and (e) with respect to the LoTSSM at the time Outstanding occurs and is continuing, unless the principal of, premium, if any, and Interest on all the LoTSSM shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the LoTSSM then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and Interest on all the LoTSSM to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the LoTSSM, the Indenture or in this Eighth Supplemental Indenture contained to the contrary notwithstanding. If an Event of Default described in clause (d) occurs, then and in each and every such case, unless the principal of, premium, if any, and Interest on all the LoTSSM shall have become due and payable, the principal of, premium, if any, and Interest on all the LoTSSM then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in the LoTSSM, the Indenture or in this Eighth Supplemental Indenture contained to the contrary notwithstanding.
The Holders of a majority in aggregate principal amount of the LoTSSM then Outstanding by written notice to the Trustee may rescind an acceleration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to the LoTSSM have been cured or waived except nonpayment of principal, premium, if any, or Interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.
ARTICLE X
MISCELLANEOUS
          Section 10.1 Ratification of Base Indenture. The Base Indenture, as amended and supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, and this Eighth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Eighth Supplemental Indenture apply solely with respect to the LoTSSM. The Indenture shall, solely in respect of the LoTSSM, be deemed a “junior subordinated indenture.”
          Section 10.2 No Recourse to General Partner. No recourse under or upon any obligation, covenant, or agreement contained in this Eighth Supplemental Indenture or the Indenture or for any claim based thereon or otherwise in respect thereof, shall be had (a) against the General Partner or the general partner of the Parent Guarantor or any other partner of, or any Person which owns an interest directly or indirectly in, the Company, the Parent Guarantor or such general partners or (b) against any past, present, or future director, manager, officer, employee, agent, member or partner, as such, of the Company, the Parent Guarantor or such general partners, under any rule of law, statute, or constitutional provision or otherwise, all such liability being expressly waived and released by the execution hereof by the Trustee and as part of the consideration for the issuance of the LoTSSM.
          Section 10.3 Separateness. Each holder of LoTSSM by its acceptance thereof acknowledges (a) the separateness as of the date hereof of the Company and the Parent Guarantor from each other and from other Persons, (b) that each of the Company and the Parent Guarantor have assets and liabilities that are separate from those of each other and from those of other Persons, (c) that the LoTSSM and other obligations owing under the LoTSSM have not been guaranteed by any Person, other than the Parent Guarantor and only to the extent explicitly set forth herein, and (d) that, except as other Persons may expressly assume or guarantee any of the LoTSSM or obligations thereunder, the Holders of the LoTSSM shall look solely to the Company and its property and assets for the payment of any amounts payable pursuant to the LoTSSM and for satisfaction of any obligations owing to the Holders of the LoTSSM.

          Section 10.4 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.
          Section 10.5 Governing Law. This Eighth Supplemental Indenture and the LoTSSM shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.
          Section 10.6 Time is of the Essence. Time is of the essence in performance of the obligations under this Eighth Supplemental Indenture.
          Section 10.7 Separability. In case any one or more of the provisions contained in this Eighth Supplemental Indenture or in the LoTSSM shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Eighth Supplemental Indenture or of the LoTSSM, but this Eighth Supplemental Indenture and the LoTSSM shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
          Section 10.8 Treatment of LoTSSM. By its acceptance of the LoTSSM, each Holder and beneficial owner of the LoTSSM agrees to treat the LoTSSM as indebtedness for all United States federal, state and local tax purposes.
          Section 10.9 Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
          Section 10.10 Withholding. Notwithstanding any other provision of the Indenture or this Eighth Supplemental Indenture to the contrary, each Holder and beneficial owner of the LoTSSM hereby authorizes the Company, if required by the Internal Revenue Code of 1986, as amended, or by any other applicable legal requirement, to withhold any required amount from the amounts payable by the Company hereunder to any Holder and/or beneficial owner of the LoTSSM for payment to the appropriate taxing authority. Any amount so withheld from such Person will be treated as a payment by the Company to such Person, except as otherwise provided below. Each such Person agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company. If the amount required to be withheld with respect to such Person exceeds the amount payable to such Person, such excess will be treated as a demand loan to such Person, payable within ten (10) days after such time that the Company makes payment to the appropriate taxing authority and demand is made on such Person to pay same.

          IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed and as of the day and year first above written.

ENTERPRISE PRODUCTS OPERATING L.P., as Issuer

By:	Enterprise Products OLPGP, Inc.
Its:	General Partner

By:	/s/ W. Randall Fowler
W. Randall Fowler
Senior Vice President and Treasurer

ENTERPRISE PRODUCTS PARTNERS L.P., as Parent Guarantor

By:	Enterprise Products GP, LLC
Its:	General Partner

By:	/s/ W. Randall Fowler
W. Randall Fowler
Senior Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nancye Patterson

Name: Nancye Patterson

Title: Vice President

EXHIBIT A
FORM OF LoTSSM
(FORM OF FACE OF LoTSSM)
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*
[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

Principal Amount
No.	$ , [which amount may be increased or decreased by the Schedule of Increases and Decreases in Global Security attached hereto.]*
ENTERPRISE PRODUCTS OPERATING L.P.
8.375% FIXED/FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2066
CUSIP
          ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]* or its registered assigns, the principal sum of                      U.S. dollars ($_________), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]* on August 1, 2066 in such coin and currency of the United States of America as at the time of

*	To be included in a Book-Entry Note.

payment shall be legal tender for the payment of public and private debts, and to pay interest as provided below.
          From July 18, 2006 through but not including August 1, 2016 (or, if earlier, until the principal thereof is paid) (the “Fixed Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest at the per annum rate of 8.375% payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of Interest) semi-annually in arrears on February 1 and August 1, of each year commencing on February 1, 2007, compounded semi-annually through the end of the Fixed Rate Period. From August 1, 2016 through but not including the maturity date hereof (or, if earlier, until the principal thereof is paid) (the “Floating Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest during each Quarterly Interest Period at the applicable Floating Rate for such Quarterly Interest Period calculated pursuant to the Indenture, payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of Interest) quarterly in arrears on each February 1, May 1, August 1, and November 1, commencing November 1, 2016, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period. Payments of Interest shall be made to the person in whose name the LoTSSM are registered at the close of business on the record date for such Interest Payment Date, which during the Fixed Rate Period shall be the January 15 or July 15, as the case may be, immediately preceding each Interest Payment Date and during the Floating Rate Period shall be the January 15, April 15, July 15, or October 15, as the case may be, immediately preceding each Interest Payment Date (each, a “Regular Record Date”).
          Reference is made to the further provisions of the LoTSSM set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          The statements in the legends set forth in the LoTSSM are an integral part of the terms of the LoTSSM and by acceptance hereof the Holder of the LoTSSM agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.
          The LoTSSM are a series of Debt Securities of an initial aggregate principal amount of $300,000,000 designated as the 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 of the Company and are issued under and governed by the Indenture dated as of October 4, 2004 (the “Base Indenture”), duly executed and delivered by the Company, as issuer, and Enterprise Products Partners L.P., as parent guarantor (the “Parent Guarantor”), to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture dated as of July 18, 2006, duly executed by the Company, the Parent Guarantor and the Trustee (the “Eighth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. Any term defined in the Indenture has the same meaning when used herein.

          If and to the extent any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.
          The Company hereby irrevocably undertakes to the Holder hereof to exchange the LoTSSM in accordance with the terms of the Indenture without charge.
          The LoTSSM shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole General Partner.
Dated: July 18, 2006

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc.
Its:	General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]
ENTERPRISE PRODUCTS OPERATING L.P.
8.375% FIXED/FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2066
     The LoTSSM are one of a duly authorized issue of Debt Securities of the Company issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. The LoTSSM are of a series designated as the 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 of the Company, in initial aggregate principal amount of $300,000,000 (the “LoTSSM”).
1. Interest.
     During the Fixed Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest at the per annum rate of 8.375% payable (subject to the provisions of the Indenture relating to Interest deferrals more fully described below) semi-annually in arrears on February 1 and August 1 of each year commencing on February 1, 2007, compounded semi-annually through the end of the Fixed Rate Period. During the Floating Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Deferred Interest or overdue installment of Interest hereon will bear interest during each Quarterly Interest Period at the applicable Floating Rate for such Quarterly Interest Period calculated pursuant to the Indenture, payable (subject to the provisions of the Indenture relating to Interest deferrals more fully described below) quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing November 1, 2016, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period.
     During the Fixed Rate Period, the amount of Interest payable on any Interest Payment Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Floating Rate Period, the amount of any Interest payable on any Interest Payment Date will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any date on which Interest is payable on this LoTSSM is not a Business Day, then a payment of the Interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

2. Optional Deferral of Interest.
          Subject to the terms of the Indenture, the Company shall have the right, at any time and from time to time during the term of the LoTSSM, to elect to defer payment of all or any portion of any Current Interest and/or Deferred Interest otherwise due on the LoTSSM on any Interest Payment Date. No Interest on the LoTSSM shall be due and payable on any Interest Payment Date during an Optional Deferral Period; however, Interest shall accrue on the LoTSSM during such period in accordance with the Eighth Supplemental Indenture.
3. Method of Payment.
          The Company shall pay interest on the LoTSSM (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of LoTSSM in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the Debt Security Register of Holders or at the option of the Holder, payment of interest on LoTSSM in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. The Holder must surrender these LoTSSM to a paying agent to collect payment of principal.
4. Paying Agent and Registrar.
          Initially, Wells Fargo Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company may act as paying agent.
5. Indenture.
          The LoTSSM are one of a duly authorized issue of Debt Securities of the Company issued and to be issued in one or more series under the Indenture.
          The terms of the LoTSSM include those stated in the Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the Eighth Supplemental Indenture. The LoTSSM are subject to all such terms, and Holders of Securities are referred to the Indenture, the Eighth Supplemental Indenture and the TIA for a statement of them. The LoTSSM are junior subordinated obligations of the Company and are not secured by any of the assets of the Company.

6. Denominations; Transfer; Exchange.
          The LoTSSM are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, LoTSSM in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
7. Person Deemed Owners.
          The registered Holder of LoTSSM may be treated as the owner of it for all purposes.
8. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding LoTSSM. Without consent of any Holder of LoTSSM, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of LoTSSM. Any such consent or waiver by the Holder of these LoTSSM (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of these LoTSSM and any LoTSSM which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon these LoTSSM or such other LoTSSM.
9. Defaults and Remedies.
          Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the LoTSSM, together with premium, if any, and Interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the LoTSSM occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the LoTSSM then Outstanding may declare the principal amount of all the LoTSSM, together with premium, if any, and Interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding LoTSSM, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the LoTSSM, other than the nonpayment of the principal, premium, if any, or Interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of LoTSSM may not enforce the Indenture or the LoTSSM except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the

LoTSSM. Subject to certain limitations, Holders of a majority in aggregate principal amount of the LoTSSM then Outstanding may direct the Trustee in its exercise of any trust or power.
10. Trustee Dealings with Company.
          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.
11. Authentication.
          These LoTSSM shall not be valid until the Trustee signs the certificate of authentication on the other side of these LoTSSM.
12. Abbreviations and Defined Terms.
          Customary abbreviations may be used in the name of a Holder of LoTSSM or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
13. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the LoTSSM as a convenience to the Holders of the LoTSSM. No representation is made as to the accuracy of such number as printed on the LoTSSM and reliance may be placed only on the other identification numbers printed hereon.
14. Absolute Obligation.
          No reference herein to the Indenture and no provision of the LoTSSM or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on these LoTSSM in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.
15. No Recourse.
          The General Partner and the general partner of the Parent Guarantor and their respective directors, officers, employees, and members, as such, shall have no liability for any obligations of any Guarantor or the Company under the LoTSSM, the Indenture, or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the LoTSSM waives and releases all such liability. The waiver and release are part of the consideration for issuance of the LoTSSM.

16. Ranking.
          The LoTSSM rank junior and subordinate in rank and priority of payment to all of the Company’s Senior Indebtedness as more fully provided in Article XII of the Indenture and Article VI of the Eighth Supplemental Indenture.
17. Governing Law.
          The LoTSSM shall be construed in accordance with and governed by the laws of the State of New York.
18. Guarantee.
          Subject to Article XII of the Indenture and Articles VI and VII of the Eighth Supplemental Indenture, the LoTSSM are fully and unconditionally guaranteed on an unsecured basis by the Parent Guarantor. The Parent Guarantor’s obligations under the Guarantee rank junior and subordinate in rank and priority of payment to all of the Parent Guarantor’s Senior Indebtedness.
19. Reliance.
               The Holder, by accepting these LoTSSM, acknowledges and affirms that (i) it has purchased the LoTSSM in reliance upon the separateness of Parent Guarantor and the general partner of Parent Guarantor from each other and from any other Persons, including EPCO, Inc., and (ii) Parent Guarantor and the general partner of Parent Guarantor have assets and liabilities that are separate from those of other Persons, including EPCO, Inc.

NOTATION OF GUARANTEE
          Subject to Article XII of the Indenture and Articles VI and VII of the Eighth Supplemental Indenture, the Parent Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the LoTSSM and all other amounts due and payable (subject to the right of the Company to defer Interest payments on the terms and conditions set forth in Section 4.1 of the Eighth Supplemental Indenture) under the Indenture by the Company. The Parent Guarantor’s obligations under such guarantee rank junior and subordinate in rank and priority of payment to all of the Parent Guarantor’s Senior Indebtedness and constitute a guarantee of Subordinated Debt Securities for all purposes under the Indenture.
          The obligations of the Parent Guarantor to the Holders of Securities and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and are subject to the provisions of Article XII of the Indenture and Section 7.2 of the Eighth Supplemental Indenture, and reference is hereby made to such documents for the precise terms of the Guarantee.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC,
Its:	General Partner

By:
Name:

Title:

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -

(Cust.)

TEN ENT	-	as tenants by entireties	Custodian for:
(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act of
(State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated
Registered Holder

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITIES*
          The following increases or decreases in this Global Security have been made:

	Amount of	Amount of	Principal Amount
	Decrease in	Increase in	of this Global	Signature of
	Principal	Principal Amount	Security following	authorized officer
	Amount of this	of this	such decrease	of Trustee or
Date of Exchange	Global Security	Global Security	(or increase)	Depositary

*	To be included in a Book-Entry Note.